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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
RESTORATION HARDWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[RESTORATION HARDWARE LOGO]

June 2, 2003

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

        You are cordially invited to attend the annual meeting of the stockholders of Restoration Hardware, Inc. on July 17, 2003, at 9:30 a.m. Pacific Daylight Savings Time at our corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925.

        At the annual meeting, you will be asked to do the following:

1.
Elect the Class II directors to serve for a three-year term until the 2006 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.
Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 31, 2004; and

3.
Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        You do not need to attend the annual meeting. Whether or not you attend, after reading the proxy statement, please mark, date, sign and return the enclosed proxy in the accompanying reply envelope. If you decide to attend the annual meeting, please notify the inspector of election at the meeting if you wish to vote in person and your proxy will not be voted.

Sincerely yours,
Gary G. Friedman President and Chief Executive Officer

RESTORATION HARDWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2003

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Restoration Hardware, Inc., a Delaware corporation, will be held on July 17, 2003, at 9:30 a.m. Pacific Daylight Savings Time at our corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.
Elect the Class II directors to serve for a three-year term until the 2006 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.
Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 31, 2004; and

3.
Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on June 6, 2003, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. The stock transfer books of the company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices.

        All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses or because you hold both common stock and Series A preferred stock, each proxy should be signed and returned to ensure that all your shares will be voted. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement.

Sincerely,
Gary G. Friedman President and Chief Executive Officer

Corte Madera, California
June 2, 2003

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2003

General

        This proxy statement is furnished in connection with the solicitation by Restoration Hardware, Inc., a Delaware corporation, of proxies for the annual meeting of the stockholders to be held on July 17, 2003 at 9:30 a.m. Pacific Daylight Savings Time. The annual meeting will be held at our corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925. Our principal executive offices are located at 15 Koch Road, Suite J, Corte Madera, California 94925. Our telephone number at that address is (415) 924-1005. These proxy solicitation materials shall be first mailed on or about June 16, 2003, to all stockholders entitled to notice of, and to vote at, the annual meeting.

        All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or through the SEC's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Purpose of the Annual Meeting

        At our annual meeting, holders of our common stock and Series A preferred stock, voting together as a single class, will be asked to:

1.
Elect two Class II directors to serve for a three-year term until the 2006 annual meeting of the stockholders or until their successors are duly elected and qualified;

2.
Ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 31, 2004; and

3.
Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Additionally, at our annual meeting, holders of our Series A preferred stock, voting as a separate class, will be asked to:

1.
Elect one Class II director to serve for a three-year term until the 2006 annual meeting of the stockholders or until his successor is duly elected and qualified.

Record Date

        The close of business on June 6, 2003 has been fixed as the record date for determining the holders of shares of our common stock and Series A preferred stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Revocability of Proxies

        If the shares are held in the stockholder's name, the proxy relating to such shares and given pursuant to this solicitation may be revoked by such stockholder at any time before the proxy is voted by: (1) sending written notice of revocation to our Secretary, Kevin W. Shahan, at the address of our principal executive offices; (2) executing and delivering a proxy bearing a later date to our Secretary; or (3) attending the annual meeting and voting in person. If the shares are held in "street name," such stockholder should follow the directions provided by such stockholder's broker regarding how to revoke the proxy. Attendance at the annual meeting by a stockholder who has executed and delivered a valid proxy will not in and of itself constitute a revocation of the proxy.

Voting Rights of Stockholders; Quorum

        Only stockholders of record on the record date will be entitled to vote at the annual meeting. As of the close of business on May 21, 2003, we had outstanding 30,058,602 shares of our common stock and 13,470 shares of our Series A preferred stock. A majority of the shares of common stock and Series A preferred stock (on an as converted to common stock basis) entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting, except that, with regard to the election of one Class II director for which only holders of our Series A preferred stock may vote, a majority of the shares of Series A preferred stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting with regard to such Class II director vote.

        Each outstanding share of our common stock on the record date is entitled to one vote on all matters to come before the annual meeting, other than the election of one Class II director for which only holders of our Series A preferred stock may vote. Each outstanding share of our Series A preferred stock on the record date is entitled to 502 votes, on an as converted (and rounded to the nearest whole share) to common stock basis, on all matters to come before the annual meeting. Vivian C. Macdonald, our Vice President, Corporate Controller, will act as the inspector of election for the annual meeting, and will tabulate the stockholder votes, abstentions and broker "non-votes" at the meeting.

        Our certificate of designation of Series A and Series B preferred stock, which became effective in March 2001, provides that the holders of Series A preferred stock may elect up to two directors to our board of directors. Accordingly, in March 2001, the holders of Series A preferred stock nominated, and our board elected, Mark J. Schwartz and Glenn J. Krevlin to the board of directors on behalf of the holders of Series A preferred stock. Mr. Schwartz's term as one of our directors expires at the annual meeting. Consequently, as set out in our certificate of designation, because Palladin Capital Group, Inc. and its affiliates continue to hold at least 50% of the shares of Series A preferred stock originally issued to them or the equivalent number of shares of common stock upon any conversion of the Series A preferred stock, we have caused their designee, Mr. Schwartz, to be re-nominated as one of our directors, and we have agreed to use our best efforts to cause the holders of our Series A preferred stock to re-elect Mr. Schwartz to our board of directors.

        If any stockholder is unable to attend the annual meeting, the stockholder may vote by proxy. When the proxy is returned properly completed, it will be voted as directed by the stockholder on the proxy. Stockholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock and Series A preferred stock represented by the proxy will be voted "FOR" the director nominees and the other proposals to be presented at the annual meeting, and will be voted in the proxyholders' discretion as to such other matters that may properly come before the annual meeting.

Required Vote for Approval

        For the proposal relating to the election of two director nominees by the holders of our common stock and Series A preferred stock, voting together as a single class, the two candidates receiving the greatest number of affirmative votes of the votes attached to the shares of our common stock and Series A preferred stock, voting together as a single class, will be elected, provided a quorum is present and voting. For the proposal relating to the election of one director nominee by the holders of our Series A preferred stock, the one candidate receiving the greatest number of affirmative votes of the votes attached to the shares of our Series A preferred stock will be elected, provided a quorum is present and voting. Our stockholders may not cumulate votes in the election of the director nominees. All other proposals will require the affirmative vote of a majority of the votes attached to shares of our common stock and Series A preferred stock, voting together as a single class, present or represented by proxy and entitled to vote at the annual meeting.

Abstentions, Broker "Non-Votes"

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholders' approval of that matter has been obtained. As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of the director nominees or issues requiring approval of a majority of the shares of voting stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to the proposal regarding the election of the director nominees which requires a plurality vote, and the remaining proposals which require the affirmative vote of a majority of our common stock and Series A preferred stock present and entitled to vote, broker "non-votes" have no effect. Because abstentions will be included in the tabulations of the shares of our common stock and Series A preferred stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on all proposals other than the proposal for the election of the director nominees.

Cost of Solicitation

        We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the proxy solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the proxy solicitation materials to such beneficial owners. We may supplement the original solicitation of proxies by mail or by solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have also retained the services of The Altman Group to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We estimate that we will pay a fee of approximately $4,000 for its services and will reimburse it for certain out-of-pocket expenses that are usual and proper.

Deadline for Receipt of Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

        For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice thereof in writing to our Secretary, Kevin W. Shahan. To be timely for the 2004 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices no later than March 19, 2004. A stockholder's notice must accompany any stockholder proposal and shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of our voting securities which are owned beneficially and of record by the stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of the stockholder of record and the beneficial owner, if any, in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at our 2004 annual meeting of the stockholders must be received by our Secretary, Kevin W. Shahan, at the address of our principal executive offices no later than February 17, 2004 in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority

        In addition, the proxies solicited by our board of directors for the 2004 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposals no later than May 2, 2004.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

General

        Our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws provide for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our amended and restated bylaws provide that the authorized number of directors shall be set by resolution of the board of directors. Our board of directors has authorized a board of nine directors and our current board consists of nine persons. At each annual meeting of the stockholders, directors will be elected for a term of three years to succeed those directors whose terms are expiring.

Classified Board

        Our board is currently composed of the following classes of directors:

Class	Expiration	Member
Class II	2003	Robert E. Camp, John W. Tate and Mark J. Schwartz
Class III	2004	Stephen J. Gordon, Gary G. Friedman and Thomas M. Bazzone
Class I	2005	Damon H. Ball, Raymond C. Hemmig and Glenn J. Krevlin

Class II Directors

        At the annual meeting, holders of our common stock and Series A preferred stock will elect two Class II directors, each to serve a three year term until the 2006 annual meeting of the stockholders or until a successor is duly elected and qualified or until the director's earlier resignation or removal. In addition, at the annual meeting, holders of our Series A preferred stock will elect one Class II director to serve a three year term until the 2006 annual meeting of the stockholders or until a successor is duly elected and qualified or until the director's earlier resignation or removal. The director nominees have agreed to serve if elected, and we have no reason to believe that such nominees will be unwilling or unable to serve. In the event any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our board of directors to fill the vacancy. Proxies received will be voted "FOR" the nominees named below, unless marked to the contrary.

Information About Class II Director Nominees

        The following two director nominees are to stand for election by the holders of our common stock and our Series A preferred stock:

        1.    Robert E. Camp.    Mr. Camp has served as one of our directors since June 1994. From March 1999, he has served as a member of the board of directors of Kitchen Etc., Inc., a New England based specialty retailer of cooking and dining products, and as Chief Executive Officer of the company from August 1999. He is the former President and Chief Executive Officer of Pier 1 Imports Inc., the specialty retailer of imported decorative home furnishings and gifts, and was associated with that company from 1967 to 1985. In 1971, Mr. Camp co-founded Import Bazaar Ltd., a Canadian-based import business, which was subsequently sold to Pier 1 Imports Inc. In 1986, he founded Simpson and Fisher Companies, Inc., a specialty retail holding company, where he was President and Chief Executive Officer from June 1986 through April 1992.

        2.    John W. Tate.    Mr. Tate has served as one of our directors since January 2003. He currently is the chairperson of our audit committee. Since January 2002, he has served as Chief Operating Officer at Krispy Kreme Doughnuts, Inc., a vertically integrated retailer of donuts and coffee. Mr. Tate served as Chief Financial Officer and President of Krispy Kreme Manufacturing and Distribution from October 2000 to January 2002. Prior to joining Krispy Kreme, he served as Senior Vice President and Chief Financial Officer of Williams-Sonoma, Inc., a specialty retailer of high quality products for the home, from July 1999. From November 1997 until July 1999, Mr. Tate served as Corporate Chief Financial Officer for Dole Food Company, Inc. He also served, from January 1993 to November 1997, in two Senior Vice President, Chief Financial Officer positions for Dole Europe in Paris, France and Dole Fresh Vegetables in Northern California. Mr. Tate held a variety of positions with Ryder Systems Inc., PepsiCo, Sara Lee and other consumer products and services companies from 1980 until 1992.

        The following director nominee is to stand for election by the holders of our Series A preferred stock:

        Mark J. Schwartz.    Mr. Schwartz has served as one of our directors since March 2001. Mr. Schwartz has served as the President of Gordon Brothers Group, LLC, a consumer products, investment and restructuring firm, since September 2002 and also has served as the President and Chief Executive Officer of Palladin Capital Group, Inc., a New York-based merchant banking firm, since August 1997. As part of his role with Palladin Capital Group, Inc., Mr. Schwartz also is the managing member of Palladin Investments, LLC, the managing member of Palladin Capital IX, LLC, which is the beneficial holder of greater than ten percent of our Series A preferred stock. He also served as the Chairman and Chief Executive Officer of Nine West Group, Inc., a footwear retailer, from June 1999 to February 2000. From April 1994 to July 1997, Mr. Schwartz was a member of Rosecliff, Inc., a New York-based investment firm, most recently as the President. Mr. Schwartz also serves on the boards of several private companies, including MarketMax, Inc., a leading provider of collaborative planning and optimization software for retailers and suppliers.

Vote Required

        Assuming the presence of a quorum, our two Class II directors to stand for election by the holders of our common stock and our Series A preferred stock will be elected from among those persons nominated by the affirmative vote of holders of a plurality of our outstanding common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, present in person or represented by proxy and entitled to vote at the annual meeting. Nominees who receive the first and second highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker "non-votes." Assuming the presence of a quorum, our one Class II director to stand for election by the holders of our Series A preferred stock will be elected from those persons nominated by the affirmative vote of holders of a plurality of our outstanding Series A preferred stock present in person or represented by proxy and entitled to vote at the annual meeting. The one nominee who receives the highest number of votes in favor of election will be elected, regardless of the number of abstentions or broker "non-votes."

RECOMMENDATION OF THE BOARD OF DIRECTORS

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth information regarding our executive officers and directors as of May 27, 2003.

Name	Age	Position
Stephen J. Gordon(3)	52	Chairman of the Board of Directors
Gary G. Friedman(3)(4)(5)	45	President, Chief Executive Officer and Director
Thomas M. Bazzone	36	Executive Vice President, Chief Operating Officer, Assistant Secretary and Director
Kevin W. Shahan	49	Vice President, Chief Financial Officer and Secretary
Vivian C. Macdonald	36	Vice President, Corporate Controller
Damon H. Ball(1)(3)	46	Director
Robert E. Camp(1)	60	Director
Raymond C. Hemmig(1)(2)	53	Director
Glenn J. Krevlin(1)(3)	43	Director
Mark J. Schwartz(2)(3)	45	Director
John W. Tate(1)	52	Director

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the nominating committee

(4)
Member of the secondary committee under the 1998 stock incentive plan

(5)
Member of the special purpose committee for non-plan option grants

        Stephen J. Gordon founded the company in 1980 and is currently the Chairman of our board of directors. Mr. Gordon's term as a director expires at the annual meeting of the stockholders in 2004. Until the recruitment of a professional management team in 1994 and 1995, Mr. Gordon actively managed all aspects of the business, including acting as both our President and Chief Executive Officer through August 1998, and continued as our Chief Executive Officer from August 1998 until March 2001.

        Gary G. Friedman joined us as our Chief Executive Officer in March 2001. He was elected by our board as a director at the same time and his term as a director expires at the annual meeting of the stockholders in 2004. In November 2001, he also was appointed our President. Prior to joining us, Mr. Friedman was for 13 years with Williams-Sonoma, Inc., a specialty retailer of high quality products for the home, where he served in various capacities, including as President and Chief Operating Officer from May 2000 to March 2001, and as Chief Merchandising Officer and President of Retail Stores from 1995 to 2000.

        Thomas M. Bazzone joined us as our Executive Vice President, Chief Operating Officer and Assistant Secretary in July 2001. He was elected by our board as a director at the same time and his term as a director expires at the annual meeting of the stockholders in 2004. Prior to joining us, Mr. Bazzone served as President and Chief Operating Officer of RedEnvelope, Inc., a multi-channel specialty gift retailer, from July 1999 to July 2001. Prior to RedEnvelope, Inc., Mr. Bazzone was at Williams-Sonoma, Inc., a specialty retailer of high quality products for the home, where he held various positions from May 1995 to February 1999, including Vice President of Merchandise Operations for the direct-to-customer division.

        Kevin W. Shahan joined us as our Vice President and Chief Financial Officer in December 2001. In March 2002, he was appointed our Secretary. Prior to joining us, Mr. Shahan was Chief Financial

Officer and Vice President of Operations of NextMonet, Inc., an internet and catalog retailer of fine art products, from November 1999 through November 2001. From August 1998 through November 1999 Mr. Shahan was the Vice President and Chief Financial Officer Retail of Coach, Inc., a leading American marketer of fine accessories and gifts for women and men. Previously, from February 1994 to August 1998, he was Vice President and Chief Financial Officer of Smith & Hawken, LTD., a multi-channel, specialty retailer of garden and home products.

        Vivian C. Macdonald joined us as our Corporate Controller in November 2002. In April 2003, she was appointed to the position of Vice President, Corporate Controller. Prior to joining us, she was with Fair Isaac & Company, Inc., a provider of decision-making solutions, where she was Director of Accounting from May 2000 through January 2002 and then Director of Finance from January 2002 through November 2002. From August 1999 through May 2000, Ms. Macdonald was the Corporate Controller at Tavolo, Inc., a web-based retailer of gourmet food and kitchenware. From April 1996 to August 1999, Ms. Macdonald was with Calypte Biomedical Corporation, a manufacturer of a urine-based HIV-1 test, where she was Budgeting & External Reporting Manager from April 1996 to November 1996, Corporate Controller from November 1996 to January 1999, and Director of Finance from January 1999 to August 1999.

        Damon H. Ball has served as one of our directors since May 1997 and his term as a director expires at the annual meeting of the stockholders in 2005. Since May 2002, Mr. Ball has served as Managing Director of Saratoga Partners, a private equity investment fund. From August 2001 to May 2002, Mr. Ball served as Senior Advisor to Saratoga Partners. Mr. Ball also has served, from May 1999 through May 2002, as the President and Managing Director of Sextant Capital Advisors, LLC, a financial advisory company formed by Mr. Ball. Previously, Mr. Ball was with Desai Capital Management Incorporated for ten and a half years where he served as a Senior Vice President from 1992 to 1999, and as a Vice President prior to such time.

        Robert E. Camp has served as one of our directors since June 1994 and his term as a director expires at the annual meeting of the stockholders in 2003. From March 1999, he has served as a member of the board of directors of Kitchen Etc., Inc., a New England based specialty retailer of cooking and dining products, and as Chief Executive Officer of the company from August 1999. He is the former President and Chief Executive Officer of Pier 1 Imports Inc., the specialty retailer of imported decorative home furnishings and gifts, and was associated with that company from 1967 to 1985. In 1971, Mr. Camp co-founded Import Bazaar Ltd., a Canadian-based import business, which was subsequently sold to Pier 1 Imports Inc. In 1986, he founded Simpson and Fisher Companies, Inc., a specialty retail holding company, where he was President and Chief Executive Officer from June 1986 through April 1992.

        Raymond C. Hemmig has served as one of our directors since June 1994 and his term as a director expires at the annual meeting of the stockholders in 2005. He currently is chairperson of our compensation committee. He has served as the Chairman of the Board of Ace Cash Express, Inc. (Nasdaq: AACE), a publicly held chain of retail financial services stores, since September 1988 and as the Chairman, Chief Executive Officer and General Partner of Retail & Restaurant Growth Capital, L.P., a private investment partnership, since 1995. Mr. Hemmig served as the Chief Executive Officer of Ace from 1988 to 1994. He also serves on the boards of several private companies. Previously, Mr. Hemmig was a foodservice, retail and franchise industries consultant from 1985 to 1988. From 1990 until May 1994 Mr. Hemmig served as a director of On the Boarder Cafes, Inc., a publicly held restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries. He served as an Executive Vice President of Grandy's Inc., a subsidiary of Saga Corp., from 1983 to 1985, and was a Vice President and the Chief Operating Officer of Grandy's Country Cookin', the predecessor restaurant company, from 1980 to 1983. He also worked with Hickory Farms of Ohio, Inc. from 1973 to 1980 in various operational and executive positions.

        Glenn J. Krevlin has served as one of our directors since March 2001 and his term as a director expires at the annual meeting of the stockholders in 2005. Since January 2001, Mr. Krevlin has served as the managing member of Krevlin Advisors, LLC, an investment management firm, which is the managing member of GJK Capital Management, LLC, the general partner of Glenhill Capital LP, an investment partnership. In addition, since 2001, Mr. Krevlin has served as the managing member of Glenhill Overseas Management, LLC, an investment management firm. Previously, Mr. Krevlin was a general partner at Cumberland Associates LLC, an investment firm, from 1994 to December 2000.

        Mark J. Schwartz has served as one of our directors since March 2001 and his term as a director expires at the annual meeting of the stockholders in 2003. Mr. Schwartz has served as the President of Gordon Brothers Group, LLC, a consumer products, investment and restructuring firm, since September 2002 and also has served as the President and Chief Executive Officer of Palladin Capital Group, Inc., a New York-based merchant banking firm, since August 1997. As part of his role with Palladin Capital Group, Inc., Mr. Schwartz also is the managing member of Palladin Investments, LLC, the managing member of Palladin Capital IX, LLC, which is the beneficial holder of greater than ten percent of our Series A preferred stock. He also served as the Chairman and Chief Executive Officer of Nine West Group, Inc., a footwear retailer, from June 1999 to February 2000. From April 1994 to July 1997, Mr. Schwartz was a member of Rosecliff, Inc., a New York-based investment firm, most recently as the President. Mr. Schwartz also serves on the boards of several private companies, including MarketMax, Inc., a leading provider of collaborative planning and optimization software for retailers and suppliers.

        John W. Tate has served as one of our directors since January 2003 and his term as a director expires at the annual meeting of the stockholders in 2003. He currently is the chairperson of our audit committee. Since January 2002, he has served as Chief Operating Officer at Krispy Kreme Doughnuts, Inc., a vertically integrated retailer of donuts and coffee. Mr. Tate served as Chief Financial Officer and President of Krispy Kreme Manufacturing and Distribution from October 2000 to January 2002. Prior to joining Krispy Kreme, he served as Senior Vice President and Chief Financial Officer of Williams-Sonoma, Inc., a specialty retailer of high quality products for the home, from July 1999. From November 1997 until July 1999, Mr. Tate served as Corporate Chief Financial Officer for Dole Food Company, Inc. He also served, from January 1993 to November 1997, in two Senior Vice President, Chief Financial Officer positions for Dole Europe in Paris, France and Dole Fresh Vegetables in Northern California. Mr. Tate held a variety of positions with Ryder Systems Inc., PepsiCo, Sara Lee and other consumer products and services companies from 1980 until 1992.

        Our directors serve in such capacity until the annual meeting of the stockholders corresponding to the end of their respective terms or until their successors are duly elected and qualified, unless they have earlier resigned or been removed. Our officers hold their offices until their successors are chosen and qualify or until their earlier resignation or removal.

        In connection with our preferred stock financing in March 2001, we hired Mr. Friedman as our new Chief Executive Officer and our board of directors elected Mr. Friedman as a Class III director to our board.

        In addition, our certificate of designation provides that the holders of Series A preferred stock may elect up to two directors to our board of directors. Moreover, as long as Palladin Capital Group, Inc. and its affiliates continue to hold at least 50% of the shares of Series A preferred stock originally issued to them or an equivalent number of shares of common stock upon any conversion of Series A preferred stock, we will cause a designee of Palladin Capital Group, Inc. and its affiliates to be nominated as one of our directors, and we will use our best efforts to cause the election of the designee to our board of directors. Similarly, as long as Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP continue to hold at least 50% of the shares of Series A preferred stock originally issued to them or the equivalent number of shares of common stock upon any conversion of the Series A preferred stock, we will cause their designee to be nominated as one of our directors, and we will use our best efforts to cause the election of the designee to our board of directors. Accordingly, the holders of Series A preferred stock nominated, and our board then elected, Mark J. Schwartz to the board of directors on behalf of Palladin Capital Group, Inc. and its affiliates and Glenn J. Krevlin to the board of directors on behalf of Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP. The terms of Mr. Krevlin and Mr. Schwartz as directors on our board will expire at our annual meeting of stockholders in 2005 and 2003, respectively. At future annual meetings, provided that the holders of the Series A preferred stock remain entitled to elect such Series A director(s) at the time of such annual meetings, each Series A director will be up for election upon the expiration of their respective terms.

Relationship Among Directors or Executive Officers

        There are no family relationships among any of our directors or executive officers.

Meetings and Committees of the Board of Directors

        Our board of directors held 8 meetings during the fiscal year ended February 1, 2003. Our board of directors has an audit committee, a compensation committee, a nominating committee and a secondary committee under the 1998 stock incentive plan and a special purpose committee for non-plan option grants. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors, and (ii) the total number of meetings held by all committees of our board on which such director served, during the fiscal year ended February 1, 2003.

        In March 2003, our board of directors adopted a revised audit committee charter in order to address various changes in the role and responsibilities of the audit committee in light of the enactment of the Sarbanes-Oxley Act of 2002 and certain rules and interpretations of the act promulgated by the Securities and Exchange Commission. A copy of the revised audit committee charter is attached as Annex A of this proxy statement.

        Our audit committee currently consists of Messrs. Ball, Tate, Camp, Hemmig and Krevlin, with Mr. Tate as the chairperson of the committee. Its primary purpose is to assist our board of directors in overseeing the accounting and financial reporting processes of the company and audits of the financial statements of the company. The audit committee also reviews the policies and procedures adopted by the company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles. The audit committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the company's independent auditors. Additionally, the audit committee must preapprove all audit and non-audit services performed by the company's independent auditors. Our audit committee held 16 meetings during the fiscal year ended February 1, 2003. The members of our audit committee are "independent" as that term is defined in Rule 4200(a)(14) of the Listing Standards of the National Association of Securities Dealers.

        Our compensation committee currently consists of Messrs. Hemmig and Schwartz, with Mr. Hemmig as chairperson of the committee. It is primarily responsible for reviewing and determining the salaries and bonuses of our executive officers, including the Chief Executive Officer, and establishing the general compensation policies for such individuals. Our compensation committee also has concurrent authority with our secondary committee to administer aspects of our 1998 stock incentive plan. With regard to our executive officers, our compensation committee has sole and exclusive authority to administer aspects of the plan and to make discretionary option grants under the plan to such persons. Our compensation committee held 4 meetings during the fiscal year ended February 1, 2003.

        Our nominating committee currently consists of Messrs. Ball, Friedman, Gordon, Krevlin and Schwartz, and is primarily responsible for nominating new members to our board of directors. Our nominating committee is willing to consider nominees recommended by our stockholders, subject to timely receipt at our principal executive offices, attention Secretary, Kevin W. Shahan, of any stockholder proposal relating to the nomination not less than 120 days prior to any meeting of the stockholders called for the election of directors. A stockholder's notice must accompany any stockholder proposal and must contain a written consent from each proposed nominee to serve as a director if so elected and the following information with respect to the director nominee and each person who participates or is expected to participate in making the director nomination or who organizes, directs or finances such nomination or the solicitation of proxies for such nomination: (a) name, age, residence, address and business address of the proposed nominee and each such person; (b) principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on by each proposed nominee and of such other person; (c) amount of stock of our company owned beneficially by each proposed nominee and each such person; and (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which our company will or may be a party. The nominating committee held no meetings during the fiscal year ended February 1, 2003.

        Our secondary committee under the 1998 stock incentive plan currently consists of Mr. Friedman and has concurrent authorization with the compensation committee to make discretionary option grants under our 1998 stock incentive plan to eligible individuals other than our executive officers pursuant to guidelines issued from time to time by our board. The committee held 26 meetings during the fiscal year ended February 1, 2003.

        Our special purpose committee for non-plan option grants currently consists of Mr. Friedman. The special purpose committee has concurrent authorization with our board to make option grants exercisable for up to an aggregate 1,000,000 shares of common stock outside of the 1998 stock incentive plan to eligible individuals other than our executive officers pursuant to guidelines issued from time to time by our board. Our board or the compensation committee also may, in either's sole discretion and at any time, restrict or withdraw from the special purpose committee, as to any particular matters or categories of matters, the authority to make any or certain option grants. The special purpose committee held no meetings during the fiscal year ended February 1, 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table provides summary information concerning the compensation earned by our Chief Executive Officer and the other most highly compensated executive officers whose salary and bonus for the fiscal year ended February 1, 2003 was in excess of $100,000, for their services to the company and our subsidiaries, for the fiscal years ended February 1, 2003, February 2, 2002 and February 3, 2001. The executive officers listed below are referred to as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

LONG-TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSATION ($)(1)	NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(2)	ALL OTHER COMPENSATION (3)
Gary G. Friedman Chief Executive Officer, President and Director	2002 2001 2000	400,000 328,642 —	— — —	19,950 950 —	— 1,400,000 —		— — —
Stephen J. Gordon Chairman of the Board	2002 2001 2000	350,000 347,265 275,000	— — —	16,400 16,400 11,400	— —	$ $ $	3,346 3,236 2,010
Thomas M. Bazzone Executive Vice President, Chief Operating Officer, Assistant Secretary and Director	2002 2001 2000	312,115 146,973 —	— — —	6,000 2,250 —	50,000 400,000 —		— — —
Kevin W. Shahan Vice President, Chief Financial Officer and Secretary	2002 2001 2000	196,154 27,692 —	— — —	6,000 1,500 —	20,000 75,000 —		$923 — —

(1)
"Other Annual Compensation" includes, for each of fiscal years 2002, 2001 and 2000, as applicable, car allowances provided to Messrs. Gordon (in the amount of $11,400), Friedman, Bazzone and Shahan as well as, for fiscal years 2002 and 2001, tax services of $5,000 paid on behalf of Mr. Gordon in each such year.

(2)
The options listed in the table were granted under our 1998 stock incentive plan, our non-plan option grant program and/or pursuant to individual grants by our board of directors.

(3)
"All Other Compensation" represents contributions made by us to our 401(k) plan, which was implemented in November 1997, on behalf of the executive officers.

Stock Options and Stock Appreciation Rights

        The following table contains information concerning the stock options granted to the Named Executive Officers during the fiscal year ended February 1, 2003. All grants were made under our 1998 stock incentive plan. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.

	INDIVIDUAL GRANTS						POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
			PERCENTAGE OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR
	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED
NAME				EXERCISE PRICE		EXPIRATION DATE
							5%	10%
Gary G. Friedman	—		—%	$—		—	$—	$—
Stephen J. Gordon	—		—%	$—		—	$—	$—
Thomas M. Bazzone	50,000	(1)	4.2%	$7.95	(2)	7/10/12	$249,986	$633,513
Kevin W. Shahan	20,000	(3)	1.7%	$2.99	(4)	8/12/12	$37,608	$95,306

(1)
The options are exercisable in three equal annual installments upon the optionee's completion of each of the three years of service with us after May 1, 2002. The options have a maximum term of ten years measured from the grant date, subject to earlier termination in certain circumstances following the optionee's cessation of service with us. However, should the optionee be terminated for any reason other than cause, or should the optionee's employment terminate under certain circumstances following a change in control in us, the options automatically shall become vested and exercisable for shares at the time represented by the options which would have been vested within one year measured from the employment termination date. The options also will vest in full in the event we experience a change in control, unless the options are assumed by the successor corporation or otherwise continued or replaced with a cash incentive program following the change in control.

(2)
The exercise price of the options was the fair market value of the shares underlying the options on the date of grant. The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The compensation committee, as the plan administrator of these options granted under the 1998 stock incentive plan, may also assist the optionee in the exercise of the option by authorizing the optionee to deliver a full-recourse promissory note payable to us, provided we are not otherwise prohibited by law from accepting such promissory note from the optionee. Any such promissory note shall bear interest at a market rate based on the rate environment at the date the options are exercised and recognizing the credit standing of the optionee.

(3)
The options are exercisable in four equal annual installments upon the optionee's completion of each of the four years of service with us after the grant date. The options have a maximum term of ten years measured from the grant date, subject to earlier termination in certain circumstances following the optionee's cessation of service with us. The options also will vest in full in the event we experience a change in control, unless the options are assumed by the successor corporation or otherwise continued or replaced with a cash incentive program following the change in control.

(4)
The exercise price of the options was the fair market value of the shares underlying the options on the date of grant. The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the options may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The compensation committee, as the plan administrator of these options granted under the 1998 stock incentive plan, may also assist the optionee in the exercise of the options by authorizing the optionee to deliver a full-recourse promissory note payable to us, provided we are not otherwise prohibited by law from accepting such promissory note from the optionee. Any such promissory note shall bear interest at a market rate based on the rate environment at the date the options are exercised and the credit standing of the optionee.

Aggregated Option/SAR Exercises and Fiscal Year-End Values

        The following table sets forth information, with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended February 1, 2003 and the unexercised options held by them at such fiscal year end. No stock appreciation rights were exercised by any Named Executive Officer during the fiscal year ended February 1, 2003, and no stock appreciation rights were outstanding at such fiscal year end.

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR-END(#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FISCAL YEAR-END($)(1)
NAME	SHARES ACQUIRED ON EXERCISE(#)	VALUE REALIZED
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Gary G. Friedman	—	$—	66,667	133,333	—	—
Stephen J. Gordon	—	$—	95,900	—	—	—
Thomas M. Bazzone	—	$—	133,333	316,667	—	—
Kevin W. Shahan	—	$—	25,000	70,000	—	—

(1)
Represents the positive spread between the fair market value of our common stock as of February 1, 2003 ($2.30 per share) and the option exercise price payable for those shares.

Director Compensation

        Under the automatic option grant program in effect under our 1998 stock incentive plan, as amended in October 2002, each individual who first joins our board of directors as a non-employee director will receive, at the time of his or her initial election, an option to purchase 15,000 shares of our common stock, provided such person has not previously been in our employment. Prior to the amendment of our 1998 stock incentive plan, such an individual would receive an option to purchase 7,000 shares of our common stock. In addition, under our 1998 stock incentive plan, as amended in October 2002, each individual who, on the date of each annual stockholders meeting, continues to serve as a non-employee director, whether or not such individual is standing for election at that particular annual meeting, will be granted an option to purchase an additional 7,500 shares of our common stock, provided such individual has served as a non-employee member of our board for at least the preceding six months. Prior to the amendment of our 1998 stock incentive plan, such an individual would receive an option to purchase 3,500 shares of our common stock. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as one of our directors.

        Each of Messrs. Ball, Camp, Hemmig, Schwartz and Krevlin received an automatic option grant on July 10, 2002 for 3,500 shares of our common stock. The exercise price per share in effect under each such option was $7.95, which was the fair market value per share of our common stock on the grant date. In addition, upon his election to our board of directors on January 24, 2003, Mr. Tate received an automatic option grant for 15,000 shares of our common stock. The exercise price per share in effect under such option was $2.90, which was the fair market value per share of our common stock on the grant date. Each option granted under the automatic option grant program is immediately exercisable for all the shares subject to the option, but any shares purchased under the option grant will be subject to repurchase by us, at the exercise price paid per share, upon the optionee's cessation of service as a director prior to the full vesting of those shares. The shares subject to each annual automatic option grant shall vest, and our repurchase right shall lapse, in a series of three successive equal annual installments over the non-employee board member's period of continued service as a board member, with the first installment to vest upon the non-employee board member's completion of one year of service as a board member measured from the option grant date.

        Separately, on September 24, 2002, each of Messrs. Ball, Camp, Hemmig, Schwartz and Krevlin received a one-time option grant for 4,000 shares of our common stock under the terms of the discretionary option grant program of the 1998 stock incentive plan. The exercise price per share in effect under each such option was $4.43, which was the fair market value per share of our common stock on the grant date. The options are exercisable in a series of three successive equal annual installments over the non-employee board member's period of continued service as a board member, with the first installment to vest upon the non-employee board member's completion of one year of service as a board member measured from the option grant date.

        Prior to September 24, 2002, directors who were not employees of our company or one of our subsidiaries received an annual retainer fee of $5,000, payable in $1,250 increments at the end of each calendar quarter. In addition, for each board meeting attended in such year in excess of four board meetings, each non-employee board member received an additional fee of $1,000, and for each committee meeting of our board of directors attended in a calendar year in excess of two committee meetings, each non-employee board member received an additional fee of $500. Effective September 24, 2002, our board of directors unanimously approved, pursuant to recommendations from disinterested members of our board of directors, a revised cash compensation structure for non-employee directors with the following terms:

  •
  The annual retainer fee for non-employee members of the board of directors would be $25,000;

  •
  Per-meeting attendance fees for meetings of our board of directors and meetings of any committees of our board of directors would be eliminated;

  •
  An annual retainer fee of $10,000 would be paid to the chairperson of our audit committee and an annual retainer fee of $5,000 would be paid to each other non-employee member of our audit committee; and

  •
  An annual retainer fee of $5,000 would be paid to the chairperson of our compensation committee and an annual retainer fee of $2,500 would be paid to each other non-employee member of our compensation committee.

        Under the director fee option grant program in effect under our 1998 stock incentive plan, each non-employee board member has the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option. The option grant will automatically be made on the first trading day in January in the year for which the annual retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of our common stock on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the annual retainer fee applied to the program by two-thirds of the fair market value per share of our common stock on the grant date. The shares subject to the option will become exercisable in twelve equal monthly installments over the calendar year in which the below-market option grant was made. However, the shares subject to the option will become immediately exercisable upon (i) specified changes in the ownership or control of our company, or (ii) the death or disability of the optionee while serving as a board member.

        Each of Messrs. Ball, Hemmig, Krevlin and Schwartz received an option grant under the director fee option grant program on January 2, 2003. Mr. Ball's option was for 7,918 shares of our common stock. Mr. Hemmig's option was for 15,396 shares of our common stock. Mr. Krevlin's option was for 13,196 shares of our common stock. Mr. Schwartz's option was for 12,097 shares of our common stock. The exercise price per share in effect under each such option was $1.14 or one-third of the fair market value per share of our common stock on the grant date.

        In the discretion of our board of directors, we may provide our directors with additional compensation for their services as a director or a member of a board committee.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        We do not presently have employment contracts in effect with any of our executive officers, and their employment may be terminated at any time at the discretion of our board of directors.

Mr. Gordon's Severance Agreement

        We entered into a severance agreement with Mr. Gordon effective as of March 21, 2001, whereby we agreed to provide Mr. Gordon with a number of benefits should his employment with us terminate.

  •
  If Mr. Gordon's employment is terminated by us for cause, or due to his disability, death or retirement, or by Mr. Gordon, he is entitled to accrued salary and vacation pay through the termination date.

  •
  If Mr. Gordon's employment is terminated by us other than for cause, death or disability before the second anniversary of the date of the agreement, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) continuation of his base salary at the time of termination for 24 months, and (c) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or 24 months, at his expense at the same rate that would have applied had he remained an officer of our company.

  •
  If Mr. Gordon's employment is terminated by us other than for cause, death or disability on or after the second anniversary of the date of the agreement, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) continuation of his base salary at the time of termination until the later of the fourth anniversary of the date of the agreement or one year after the termination date, and (c) continuation of his medical benefits until the later of the date he becomes entitled to medical benefits from another employer or the end of the period of his base salary continuation, at his expense at the same rate that would have applied had he remained an officer of our company.

        Further, Mr. Gordon agrees not to solicit, directly or indirectly, any of our employees or assist a competitor or other employer in taking such action during his period of employment with us and for twelve months following termination of his employment.

Mr. Friedman's Employment Arrangement

        In connection with the hiring of Mr. Friedman as our new Chief Executive Officer, we agreed upon the terms and conditions of his employment in an offer letter dated March 15, 2001. Mr. Friedman's offer letter provides for an initial annual salary of $400,000 and eligibility for annual bonus compensation, targeted at 100% of his annual salary, with the amount actually payable based on the level of achievement of performance goals mutually agreed to by Mr. Friedman and our board of directors or our compensation committee. Mr. Friedman is eligible for other benefits, including group health benefits, participation in our 401(k) plan, a car allowance of $950 per month and extra contribution to disability insurance coverage. We also agreed to reimburse Mr. Friedman for reasonable expenses, including attorney's fees, incurred by him in negotiating the terms of his employment with us. In connection with this latter term, we reimbursed Mr. Friedman for attorney's fees in the amount of $49,908 in September 2001. In addition, as part of Mr. Friedman's compensation package, we sold Mr. Friedman shares of our common stock and preferred stock, and also granted him options, some of which he exercised, to purchase shares of our common stock. In connection with this sale of preferred and common stock to Mr. Friedman, we also made a full recourse loan to him. All of the loan proceeds were used by him to purchase a portion of this stock. The loan was subsequently repaid by Mr. Friedman in full with interest in August 2002. Mr. Friedman's employment is at will and may be terminated by either party at any time, with or without cause, but is subject to the terms of the compensation and severance agreement discussed below.

Mr. Friedman's Compensation and Severance Agreement

        In order to retain the services of Mr. Friedman, we also entered into a compensation and severance agreement with Mr. Friedman effective as of March 21, 2001. We agreed to provide Mr. Friedman with a number of benefits should his employment terminate.

  •
  If Mr. Friedman's employment is terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason, as specified in the agreement, he is entitled to accrued salary and vacation pay through the termination date.

  •
  If Mr. Friedman's employment terminates within 18 months of a change of control of our company (other than if terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason), he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus pro-rated for the year of termination, and (c) an amount in cash equal to three times the sum of (i) his base salary at the time of termination and (ii) a bonus amount equal to the greater of 100% of the last annual incentive payment paid to Mr. Friedman prior to the termination date and Mr. Friedman's incentive target bonus for the fiscal year in which the change of control of our company occurs.

  •
  If Mr. Friedman's employment terminates before the second anniversary of the date of the agreement and is terminated by us for reasons other than for cause, or other than due to his disability, death or retirement, or is terminated by Mr. Friedman for good reason, as specified in the agreement, but not within 18-months after a change of control of our company, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus pro-rated for the year of termination, (c) continuation of his base salary at the time of termination for 24 months, (d) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or 24 months, at his expense at the same rate that would have applied had he remained an officer of our company, and (e) acceleration of all of his unvested options and the lapsing of vesting repurchase rights with respect to shares previously acquired thereunder, in some cases, however, solely to the extent that such options or shares would have vested during the period of base salary continuation had he remained employed with our company throughout such period.

  •
  If Mr. Friedman's employment terminates on or after the second anniversary of the date of the agreement and is terminated by us for reasons other than for cause, or other than due to his disability, death or retirement, or terminated by Mr. Friedman for good reason, as specified in the agreement, but not within 18-months after a change of control of our company, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus pro-rated for the year of termination, (c) continuation of his base salary at the time of termination until the later of the fourth anniversary of the date of the agreement or one year after the termination date, (d) continuation of his medical benefits until the later of the date he becomes entitled to medical benefits from another employer or the end of the period of his base salary continuation, at his expense at the same rate that would have applied had he remained an officer of our company, and (e) acceleration of all of his unvested options and the lapsing of vesting repurchase rights with respect to shares previously acquired thereunder, in some cases, however, solely to the extent that such options or shares would have vested during the period of base salary continuation had he remained employed with our company throughout such period.

        Further, Mr. Friedman agrees not to (a) solicit, directly or indirectly, any of our employees, or assist a competitor or other employer in taking such action, or (b) work, directly or indirectly, for or make a significant investment in a competitor during his period of employment with us and for twelve months following his termination of employment or the second anniversary of the date of change of control of our company, whichever comes first.

Mr. Bazzone's Employment Arrangement

        In connection with the hiring of Mr. Bazzone as our Executive Vice President and Chief Operating Officer, we agreed upon the terms and conditions of his employment in an offer letter dated June 26, 2001. Mr. Bazzone's offer letter provides for an initial annual salary of $300,000 and eligibility for annual bonus compensation, targeted at up to 50% of his annual salary. In addition, Mr. Bazzone was granted options to purchase shares of our common stock. Mr. Bazzone is eligible for other benefits, including participation in our 401(k) plan, a car allowance of $500 per month and a right to participate in our employee stock purchase plan. Mr. Bazzone's employment is at will and may be terminated by either party at any time, with or without cause, but is subject to the terms of the following severance arrangements. In particular, should Mr. Bazzone's employment be terminated by us without cause, or should we experience a change in control that materially affects Mr. Bazzone's employment, responsibilities or compensation and Mr. Bazzone's employment with us is subsequently terminated, Mr. Bazzone will be entitled to the following:

  •
  payment equal to one year's annual salary, plus a bonus payment equal to his previous year's bonus, less applicable deductions and withholdings.

  •
  continued medical benefit coverage until the later of the date that he becomes entitled to medical benefits from another employer or the end of the period of his salary continuation, subject to payment of applicable premiums at the same rate that would have applied had he remained an officer of our company.

  •
  acceleration of the vesting of Mr. Bazzone's then unvested options for one year.

        Further, Mr. Bazzone agrees, for a period of one year following his termination not for cause, not to, directly or indirectly, (a) solicit or endeavor to entice away any person or entity who is, or during the then most recent eight month period was, employed by us, had served as our agent or key consultant, or our customer, (b) attempt to solicit any business that is related to our business or any business that is competitive with us, (c) hire or employ any person who is, or during the then most recent eight month period was, employed by us or had served as our agent or key consultant, or (d) engage in, or have any ownership interest in, or participate in the financing operation, management or control of, any business that engages in the retail home furnishing business or hard goods business or is a vendor of ours with a material relationship with us.

        In the event Mr. Bazzone terminates his employment voluntarily, provided it is not following a change of control of our company, or should Mr. Bazzone be unable to carry out his responsibilities and functions by reason of any physical or mental impairment, we are obligated only to pay Mr. Bazzone for all compensation due and owing through the date of termination of his employment with us.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended February 1, 2003, the members of the compensation committee of our board of directors were Messrs. Hemmig and Schwartz. During the fiscal year ended February 1, 2003, Mr. Friedman also was invited as a guest to attend and, accordingly, attended one meeting of the compensation committee at which compensation for executive officers was discussed. None of the individuals on our compensation committee were officers or employees of our company at any time during the fiscal year ended February 1, 2003 or at any other time. None of our current executive officers served as members of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

Certain Relationships and Related Transactions

Equity Investment Transactions

        On March 22, 2001, we sold to a number of accredited investors an aggregate of 15,000 shares of our preferred stock in consideration for aggregate gross proceeds of approximately $15.0 million. Some of these investors include certain current beneficial holders of greater than five percent of our securities, in particular Palladin Capital IX, LLC, Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., Glenhill Capital LP, Gary G. Friedman and Kendal A. Friedman, the spouse of Mr. Friedman. Mark J. Schwartz, who is a member of our board of directors, is the President and Chief Executive Officer of Palladin Capital Group, Inc., which is an affiliate of Palladin Capital IX, LLC. Glenn J. Krevlin, who is a member of our board of directors, is the managing member of Krevlin Advisors, LLC, whose subsidiary, GJK Capital Management, LLC, is the general partner of Glenhill Capital LP.

        As part of our agreement with the preferred stock investors, we granted each of them, including Mr. Friedman, certain registration rights pursuant to an amended and restated investors rights agreement, dated as of March 21, 2001, as amended. Pursuant to that agreement, as amended, these investors have the right to require us to register their common stock issuable upon conversion of the Series A preferred stock as well as, in the case of Mr. Friedman, common stock he purchased separately in connection with the preferred stock financing. In particular, since September 17, 2001, we may be required at any time to file a registration statement upon demand, provided particular threshold requirements are met. We will not be required to file more than four such demand registrations, one of which may be initiated exclusively by Palladin Capital IX, LLC and one of which may be initiated exclusively by the group consisting of Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. The demand registrations are subject to underwriters' cutbacks. In addition, we have granted these investors and Mr. Friedman unlimited "piggyback" registration rights, subject to underwriters' cutbacks. Furthermore, the amended and restated investor rights agreement, as amended, requires us to effect registrations on Form S-3 or its equivalent with respect to all registrable securities owned by the investors and Mr. Friedman as would permit or facilitate the sale and distribution of all their registrable securities on a delayed and continuous basis, upon the later of (a) the time that the Form S-3 becomes available for use by us and (b) October 1, 2001. All registration expenses associated with the demand registrations, Form S-3 registrations and "piggyback" registrations, other than underwriters' and brokers' discounts and commissions, shall be borne by us.

        In connection with the preferred stock financing, we filed a Form S-3 registration statement on October 1, 2001 with the Securities and Exchange Commission to register shares of our common stock issued, or to be issued upon the conversion of our Series A preferred stock, to a number of the investors in the financing. The registration statement was declared effective by the Securities and Exchange Commission on October 31, 2002. While Palladin Capital IX, LLC, Glenhill Capital LP, Reservoir Capital Partners, L.P., and Reservoir Capital Master Fund, L.P. are included as selling stockholders in the registration statement, Mr. and Ms. Friedman chose not to participate in the registration. In addition, as a result of the transfer of 121 shares of Series A preferred stock to Mr. Krevlin, Mr. Krevlin also is a selling stockholder included in the registration statement. Additionally, we have agreed with the preferred stock investors to keep the registration statement effective until the sooner to occur of (i) the time that all of the shares of common stock covered by the registration statement are (a) sold in accordance with the intended plan of distribution set forth in the registration statement or (b) able to be sold without registration within a three month period under Rule 144 of the Securities Act of 1933, as amended, or (ii) the date on which each of (a) Palladin Capital IX, LLC, (b) Glenhill Capital LP and (c) the group of entities consisting of Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. has sold seventy-five percent of its shares of common stock having registration rights with the registrant, or (iii) March 21, 2009.

        We entered into a letter agreement, dated as of August 2, 2002, with holders of our Series A preferred stock, including certain current beneficial holders of greater than five percent of our securities, in particular Palladin Capital IX, LLC, Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., Glenhill Capital LP, Messrs. Krevlin and Friedman and Ms. Friedman. The holders of our Series A preferred stock agreed to waive their right to certain dividends in the event we were to declare a dividend on our common stock. In the same agreement, we agreed that we will not declare any dividends payable to our common stock holders unless and until we first obtain the approval of the holders of at least seventy percent of the then outstanding shares of Series A preferred stock. We have never declared or paid any dividends on our capital stock and have no obligation to do so. We currently intend to retain any future earnings to fund the development and growth of our business and do not anticipate declaring or paying any dividends in the foreseeable future. As a result of the letter agreement, beginning with the second quarter of fiscal 2002, we no longer recorded dividend charges related to our outstanding Series A preferred stock. Such charges totaled approximately $0.4 million per fiscal quarter prior to the effectiveness of the letter agreement.

        On November 6, 2001, we entered into a stock purchase agreement with a number of accredited investors pursuant to which the investors paid us an aggregate of approximately $17.5 million in consideration for 4,487,178 shares of our common stock. Among the investors were certain current beneficial holders of greater than five percent of our securities, in particular Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P., and investors connected with Sanford J. Colen, Apex Capital, LLC, William Leland Edwards, Palo Alto Investors and Micro Cap Partners, L.P. As part of this common stock financing, we filed on December 6, 2001 with the Securities and Exchange Commission a registration statement on Form S-3 for the resale of the common stock acquired in the financing. The registration statement was declared effective by the Securities and Exchange Commission on October 31, 2002. Additionally, we agreed with the investors in the financing to keep the registration statement effective until the sooner to occur of (i) the date on which all the shares of common stock included within the registration statement have been sold, (ii) the date on which all of the investors, respectively, may sell within a three month period under Rule 144 of the Securities Act of 1933, as amended, in compliance with any applicable volume limitations under Rule 144 all of the shares of common stock registered under such registration statement, or (iii) November 6, 2003. All expenses associated with the registration, other than selling expenses of any investor, including brokers' fees and commissions, have been and will continue to be borne by us.

Other Related Party Transactions

        We lease our store at 417 Second Street, Eureka, California, from Mr. Gordon and his wife and Eureka Preservation Partnership, a partnership of which Mr. Gordon is a partner. Pursuant to the written lease, we pay rent annually to Mr. and Ms. Gordon and the partnership for use of the store. The aggregate lease payments paid to Mr. and Ms. Gordon and the partnership were $41,717 for the fiscal year ended February 1, 2003.

        Jason Camp, the son of our director Robert E. Camp, is a Vice President of our company. In such role, he received annual compensation from us during the fiscal year ended February 1, 2003 in the aggregate amount of $189,692 in wages and $6,600 in car allowance. Jason Camp continues to be a Vice President of our company and, as such, continues to earn wages and a car allowance from us.

        In connection with the hiring of Vivian C. Macdonald as our Corporate Controller in November 2002, we agreed to provide her with an initial annual salary of $150,000. Ms. Macdonald is eligible for other benefits, including participation in our 401(k) plan. Ms. Macdonald also was granted options under our 1998 stock incentive plan to purchase 12,500 shares of our common stock at an exercise price of $7.54 per share, vesting in equal annual installments upon Ms. Macdonald's completion of each of four years of service with us. Ms. Macdonald's employment is at will and may be terminated by either party at any time, with or without cause. Following her arrival with us, Ms. Macdonald's responsibilities were expanded and, in April 2003, she was appointed Vice President, Corporate Controller, pursuant to which her annual salary was increased to $175,000, she would be eligible for a bonus, and she is to be granted additional options under our 1998 stock incentive plan.

        In connection with the hiring of Elizabeth ("Lisa") Salamone as our Executive Vice President, General Merchandise Manager, we agreed upon the terms and conditions of his employment in an offer letter dated August 2, 2002. Ms. Salamone's offer letter provided for an initial annual salary of $275,000 and eligibility for annual bonus compensation, targeted at up to 50% of her annual salary. Ms. Salamone also was eligible for other benefits, including participation in our 401(k) plan, a car allowance of $500 per month and a right to participate in our employee stock purchase plan. Ms. Salamone's employment was at will and could be terminated by either party at any time, with or without cause. In addition, Ms. Salamone was granted on September 30, 2002 options to purchase up to 250,000 shares of our common stock at an exercise price of $4.50 per share under the terms of our 1998 stock incentive plan, vesting in equal annual installments upon Ms. Salamone's completion of each of four years of service with us. However, effective March 6, 2003, we entered into a separation agreement and release with Ms. Salamone pursuant to which she terminated her employment with us. We agreed to continue to pay Ms. Salamone her salary and benefits through the end of August 2003, unless she accepts another offer of employment prior to that date and such offer of employment results in her being paid an amount equivalent to or in excess of her annual salary with us. We also agreed to allow her to continue her benefits through COBRA, if she so elects, effective September 1, 2003. Ms. Salamone agreed to maintain her obligation to keep confidential our trade secrets and she agreed to release the company from, among other things, any and all known and unknown claims, suits and damages. We agreed to indemnify her from, among other things, claims, demands, or actions asserted against her arising within the scope of her employment with us to the extent required by our amended and restated bylaws and California law.

        Our second amended and restated certificate of incorporation, as amended, authorizes us to limit or eliminate the liability of our directors to the company or its stockholders for monetary damage to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). As permitted by the DGCL, the second amended and restated certificate of incorporation, as amended, provides that our directors will not be personally liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of such person's duty of loyalty to the company or its stockholders, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Section 174 of the DGCL and (iv) for any transaction resulting in receipt by such person of an improper personal benefit.

        Under Section 145 of the DGCL, we have broad discretion to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Our second amended and restated certificate of incorporation, as amended, provides that we may indemnify directors, officers, employees and agents in excess of the indemnification and advancement of expenses permitted by Section 145 of the DGCL, subject to limits under Delaware law with respect to actions for breach of duty to the company, its stockholders and others. We will indemnify any person who is made a party or threatened to be made a party or is in any way involved in any action, suit or proceeding by reason of being a director or officer of the company or a direct or indirect subsidiary of the company, or is or was serving at the request of the company as a director or officer of another entity or enterprise, and we will also advance expenses to the fullest extent permitted by the DGCL. Our amended and restated bylaws contain similar provisions for indemnification of directors made, or threatened to be made, a party to an action or proceeding by reason of being a director of the company or, at the request of the company, a director or officer of another company. We will pay all expenses incurred by a director in defending a civil or criminal action, suit or proceeding by reason of being a director before final disposition of the action, suit or proceeding once the director or someone acting on such director's behalf undertakes to repay such amount if it is ultimately determined that the director is not entitled to indemnification by the company. The amended and restated bylaws further provide that the board of directors has discretion to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of being an officer or employee of the company. We currently have directors' and officers' liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts. In addition to the indemnification provided for in our second amended and restated certificate of incorporation, as amended, and amended and restated bylaws, it is our policy to enter into agreements with our directors and officers to indemnify such directors and officers, respectively, against any expenses, fees, judgments and settlement amounts actually and reasonably incurred by that person in connection with any threatened or pending action, suit or proceeding to which that person is or is threatened to be made a party by reason of that person being a director, officer, employee or agent of the company or any subsidiary of the company or of serving at the request of the company as a director, officer, employee or agent of another corporation or enterprise.

Loans to Officers

        In connection with our preferred stock financing in March 2001, Mr. Friedman purchased shares of our preferred stock for an aggregate purchase price of $1.0 million. We also hired him as our new Chief Executive Officer. As part of Mr. Friedman's compensation package, we sold Mr. Friedman shares of our common stock and granted him an option to purchase shares of our common stock. In addition, in connection with the purchase of preferred stock and common stock by Mr. Friedman, we made a loan to Mr. Friedman in the amount of $2.05 million. All of the loan proceeds were used by Mr. Friedman to purchase a portion of this stock. The loan was a full recourse loan and was secured by shares of the common stock and preferred stock purchased by Mr. Friedman. This loan was evidenced by a note, dated March 22, 2001. The interest on the outstanding principal amount of the loan was 8.5% per annum, payable on the first, second and third anniversaries of the date of the note. The principal was to be due on March 22, 2004, subject to potential acceleration due to a number of factors. During the fiscal year ended February 1, 2003, the largest aggregate amount outstanding under the loan was $2,255,280. The loan was repaid in full with interest in August 2002.

        Jason Camp, a Vice President of our company and the son of our director Robert E. Camp, was asked to relocate to California in 2001 as part of his job functions. In connection with this relocation, we made a loan to him in the principal amount of $200,000 in connection with his purchase of a house. The loan is a full recourse loan. The interest on the outstanding principal amount of the loan is 8.0% per annum, compounded annually, and the entire amount of interest and all outstanding principal is due and payable on August 15, 2006, if not earlier pre-paid in full with interest. The largest aggregate amount outstanding under the loan, and the amount outstanding as of the latest practicable date, was $226,667 as of May 3, 2003.

Report of the Compensation Committee on Executive Compensation

        The compensation committee report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

        It is the duty of the compensation committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. Our committee also has the sole and exclusive authority to make discretionary option grants to executive officers under our company's 1998 stock incentive plan.

        Our committee believes that the compensation programs for our executive officers should reflect our company's performance and the value created for our stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals of our company and should reward individual contribution to its success. Our company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy

        Our committee's policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, the financial performance of our company and their contribution to that performance. Our committee also strives to provide compensation opportunities that are competitive with our industry to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive within our industry and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to our company's achievement of annual financial performance goals; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders. As an executive officer's level of responsibility increases, a greater proportion of his or her total compensation will depend upon our company's financial performance and stock price appreciation rather than base salary.

Factors

        The principal factors that were taken into account in establishing each executive officer's compensation package for the fiscal year ended February 1, 2003 are described below. However, our committee may in our discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

        In setting base salaries, our committee periodically reviews published compensation survey data for the industry. The base salary for each of our executive officers is guided by the salary levels for comparable positions in the industry, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in our sole discretion. Each executive officer's base salary is adjusted or not each year on the basis of (i) our evaluation of the executive officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The performance and profitability of our company may also be a factor in determining the base salaries for our executive officers.

Annual Incentives

        The annual incentive bonus for our executive officers is discretionary in nature and is determined by our committee. No annual incentive bonuses were paid during the fiscal year ended February 1, 2003.

Long Term Incentives

        Generally, stock option grants are made annually by our committee to each executive officer. Each grant is designed to align the interests of our executive officers with those of our stockholders and provide each officer with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. In most cases, each grant allows the executive officer to acquire shares of the common stock at the fair market value per share on the grant date over a specified period of time not to exceed ten years. Generally, shares subject to the option grant become exercisable in a series of installments over a three-year or four-year period, contingent upon the executive officer's continued employment with the company. Accordingly, the option grant will provide a positive return to our executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

        The size of the option grant to each executive officer, including the Chief Executive Officer, is set by our committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with our company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. We also take into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. We have established certain guidelines with respect to the option grants made to our executive officers, but have the flexibility to make adjustments to those guidelines in our discretion. Other than options granted to executive officers as part of their initial employment compensation package with us in fiscal 2002, only Kevin W. Shahan, our Vice President, Chief Financial Officer and Secretary, and Thomas M. Bazzone, our Executive Vice President, Chief Operating Officer and Assistant Secretary, received a stock option grant in fiscal 2002.

CEO Compensation

        Gary G. Friedman's compensation was based on negotiations between the company and Mr. Friedman prior to his acceptance of the position of our Chief Executive Officer. A member of our committee headed the negotiation team that finalized the compensation package for Mr. Friedman in March 2001. Mr. Friedman's salary was established at the time of hire to be commensurate with other similarly situated executives in liked-sized specialty retail companies. Since that time, Mr. Friedman has received the agreed upon salary set forth in his original compensation package. The committee is reviewing various performance-based metrics to be addressed as part of Mr. Friedman's overall compensation mix but has not yet completed the process of applying these criteria to Mr. Friedman's compensation. The committee anticipates that a significant portion of Mr. Friedman's compensation will ultimately be based on various performance metrics.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the fiscal year ended February 1, 2003 did not exceed the $1.0 million limit per executive officer, and we do not anticipate that the non-performance based compensation to be paid to our executive officers for the fiscal year ending January 31, 2004 will exceed that limit. Our company's 1998 stock incentive plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we have decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. We will reconsider this decision should the individual cash compensation of any executive officer approach the $1.0 million limit.

        It is the opinion of our committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the performance of our executive officers with the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

        Submitted by the compensation committee of the board of directors for the fiscal year ended February 1, 2003:

Raymond C. Hemmig Mark J. Schwartz

Stock Performance Graph

        The stock performance graph below is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

COMPARISON OF 55-1/2 MONTH CUMULATIVE TOTAL RETURN*

        AMONG RESTORATION HARDWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ RETAIL TRADE INDEX**

*    $100 invested on 6/19/98 in stock or index—including reinvestment of dividends.

**
The CRSP Total Return Index for the NASDAQ Retail Trade Securities, Center for Research in Security Prices, University of Chicago Graduate School of Business.

(1)
The graph covers the period from June 19, 1998, the first day of trading of our common stock on The Nasdaq National Market, to February 1, 2003.

(2)
The graph assumes that $100 was invested in our company at the closing price of our common stock on June 19, 1998, and in each index on June 19, 1998, and that all dividends, if any, were reinvested. No cash dividends have been declared on our common stock.

(3)
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        The members of our board of directors, our executive officers and persons who hold more than 10% of a registered class of our equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership and changes in ownership of our common stock and other equity securities. To our knowledge, based upon (i) copies of Section 16(a) reports which we received from such persons for their transactions relating to our common stock and other equity securities during and prior to the fiscal year ended February 1, 2003 and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year ended February 1, 2003, we believe that all reporting requirements under Section 16(a) for fiscal year ended February 1, 2003 were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners except as set forth below:

Names	Number of Late Filings(1)	Number of Transactions Not Reported on a Timely Basis(1)
Damon H. Ball	1	1
Robert E. Camp	1	1
Stephen J. Gordon	1	4
Raymond C. Hemmig	2	5
Glenn J. Krevlin	2	3
Vivian C. Macdonald	2	1
Mark J. Schwartz	1	1
John W. Tate	2	1

(1)
Includes (a) late reports filed during the fiscal year ended February 1, 2003 which may describe transactions that were not reported on a timely basis during the fiscal year ended February 1, 2003 or prior fiscal years, and (b) the number of transactions that were not reported on a timely basis during the fiscal year ended February 1, 2003 or prior fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us with respect to the beneficial ownership of each class of our voting securities as of May 21, 2003, by (i) all persons who are beneficial owners of 5% or more of that class, (ii) each director and nominee for director, (iii) each Named Executive Officer, and (iv) all current directors and executive officers as a group. The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o Restoration Hardware, Inc., 15 Koch Road, Suite J, Corte Madera, California 94925.

Beneficial Owner	Shares Beneficially Owned	Percentage of Class of Shares Beneficially Owned(1)
Series A Preferred Stock
Palladin Capital IX, LLC 1 Rockefeller Plaza, 10th Floor, New York, NY 10020	6,150	45.7%
Mark J. Schwartz(2)	6,150	45.7%
Reservoir Capital Partners, L.P. and affiliates(3) 650 Madison Avenue, 26th Floor, New York, NY 10022	4,515	33.5%
Glenn J. Krevlin(4)(5)	1,485	11.0%
Glenhill Capital LP and affiliates(5)(6) 650 Madison Avenue, 26th Floor, New York, NY 10022	1,364	10.1%
Gary G. Friedman(7)	1,250	9.3%
All directors and executive officers as a group (11 persons)(8)	8,885	66.0%
Common Stock
Apex Capital, LLC(9) 25 Orinda Way, Suite 300, Orinda, CA 94563	2,998,000	10.0%
Stephen J. Gordon(10)	2,930,978	9.7%
Mark J. Schwartz(11)	3,104,944	9.4%
Palladin Capital IX, LLC(12) 1 Rockefeller Plaza, 10th Floor, New York, NY 10020	3,087,504	9.3%
Brown Capital Management, Inc. 1201 N. Calvert Street, Baltimore, MD 21202	2,595,800	8.6%
Gary G. Friedman(13)	2,632,303	8.5%
Reservoir Capital Partners, L.P. and affiliates(14) 650 Madison Avenue, 26th Floor, New York, NY 10022	2,523,090	7.8%
William Leland Edwards(15) 470 University Avenue, Palo Alto, CA 94301	2,282,902	7.6%
Glenn J. Krevlin(5)(16)	1,681,508	5.5%
Glenhill Capital LP and affiliates(5)(17) 650 Madison Avenue, 26th Floor, New York, NY 10022	1,602,773	5.2%
Weston Presidio Capital II, L.P.(18) One Federal Street, 21st Floor, Boston, MA 02110-2004	1,577,681	5.2%
J.P. Morgan Partners (BHCA), L.P. and affiliates(19) 1221 Avenue of the Americas, New York, NY 10020	1,507,096	5.0%
Thomas M. Bazzone(20)	284,984	*
Raymond C. Hemmig(21)	281,186	*
Robert E. Camp(22)	108,692	*
Damon H. Ball(23)	98,961	*
Kevin W. Shahan(24)	30,000	*
John W. Tate(25)	17,000	*
All directors and executive officers as a group (11 persons)(26)	11,170,556	31.6%

*
Less than one percent of our outstanding securities.

(1)
The percentage of class beneficially owned, with respect to Series A preferred stock, is based on a total of 13,470 shares of Series A preferred stock outstanding as of May 21, 2003 and, with respect to common stock, is based on 30,058,602 shares of common stock outstanding as of May 21, 2003. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days of May 21, 2003 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Shares of Series A preferred stock are convertible into shares of common stock at any time at the option of the holder and are deemed outstanding for computing the percentage of the person or group holding such securities, but are not deemed outstanding for computing the percentage of any other person or group. The Series A preferred stock is convertible into shares of common stock pursuant to a ratio of one share of Series A preferred stock to 502.0332346 shares of common stock, subject to a number of antidilution adjustments.

(2)
Represents 6,150 shares of Series A preferred stock held by Palladin Capital IX, LLC. Mr. Schwartz is the President and Chief Executive Officer of Palladin Capital Group, Inc. Mr. Schwartz also is the managing member of Palladin Investments, LLC, the managing member of Palladin Capital IX, LLC.

(3)
Represents 3,866 shares of Series A preferred stock held by Reservoir Capital Partners, L.P. and 649 shares of Series A preferred stock held by Reservoir Capital Master Fund, L.P. Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has Reservoir Capital Group, L.L.C. as its general partner, which in turn has as its managing member Reservoir Capital Management, L.L.C.

(4)
Represents 1,212 shares of Series A preferred stock held by Glenhill Capital LP, 152 shares of Series A preferred stock held by Glenhill Capital Overseas Partners Ltd. and 121 shares of Series A preferred stock held by Mr. Krevlin.

(5)
Glenn J. Krevlin is the managing member of Krevlin Advisors, LLC, whose subsidiary, GJK Capital Management, LLC, is the general partner of Glenhill Capital LP. Mr. Krevlin also is the managing member of Glenhill Overseas Management, LLC, which serves as the investment manager for Glenhill Capital Overseas Partners Ltd.

(6)
Represents 1,212 shares of Series A preferred stock held by Glenhill Capital LP and 152 shares of Series A preferred stock held by Glenhill Capital Overseas Partners Ltd.

(7)
Includes 250 shares of Series A preferred stock held by Kendal A. Friedman, the spouse of Mr. Friedman.

(8)
Includes shares held in the name of or represented by Mark J. Schwartz, Gary G. Friedman, and Glenn J. Krevlin. Stephen J. Gordon, Raymond C. Hemmig, Robert E. Camp, Damon H. Ball, Thomas M. Bazzone, John W. Tate, Kevin W. Shahan and Vivian C. Macdonald do not beneficially own any shares of Series A preferred stock.

(9)
Sanford J. Colen is the manager of Apex Capital, LLC. Mr. Colen and Apex Capital, LLC have shared voting and investment power with respect to the shares beneficially owned.

(10)
Includes 95,900 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Gordon, 103,541 shares of common stock held by the Christine B. Gordon 1998 Qualified Grantor Retained Annuity Trust, of which Christine B. Gordon, the spouse of Mr. Gordon, is the sole trustee, and 103,541 shares held by the Stephen J. Gordon 1998 Qualified Grantor Retained Annuity Trust, of which Mr. Gordon is the sole trustee.

(11)
Includes 6,150 shares of Series A preferred stock held by Palladin Capital IX, LLC which are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Also, includes 17,440 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Schwartz.

(12)
Represents 6,150 shares of Series A preferred stock held by Palladin Capital IX, LLC which are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above.

(13)
Includes 1,000 shares of Series A preferred stock held by Mr. Friedman and 250 shares of Series A preferred stock held by Kendal A. Friedman, the spouse of Mr. Friedman. The shares of Series A preferred stock are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Includes 133,333 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Friedman.

(14)
Includes 3,866 shares of Series A preferred stock held by Reservoir Capital Partners, L.P. and 649 shares of Series A preferred stock held by Reservoir Capital Master Fund, L.P., which such Series A preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Reservoir Capital Partners, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has Reservoir Capital Group, L.L.C. as its general partner, which in turn has as its managing member Reservoir Capital Management, L.L.C. Figures in the table do not reflect open short sales of 389,258 shares of common stock by Reservoir Capital Partners, L.P. and open short sales of 65,942 shares of common stock by Reservoir Capital Master Fund, L.P.

(15)
Mr. Edwards is the President and controlling shareholder of Palo Alto Investors. Palo Alto Investors is the manager of Palo Alto Investors, LLC, which is the General Partner of Micro Cap Partners, L.P. Each of Mr. Edwards, Palo Alto Investors and Palo Alto Investors, LLC have shared voting and investment power over 2,218,102 shares of common stock beneficially owned. Mr. Edwards has sole voting power and investment power over 64,800 shares of common stock beneficially owned. Micro Cap Partners, L.P. has shared voting and investment power over 1,510,202 shares of common stock, although Micro Cap Partners, L.P. disclaims beneficial ownership in any such shares.

(16)
Includes 1,212 shares of Series A preferred stock held by Glenhill Capital LP, 152 shares of Series A preferred stock held by Glenhill Capital Overseas Partners Ltd. and 121 shares of Series A preferred stock held by Mr. Krevlin, which such Series A preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Additionally, includes 649,999 shares of common stock owned by Glenhill Capital LP and 268,001 shares of common stock owned by Glenhill Capital Overseas Partners Ltd. Also includes 17,989 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Krevlin.

(17)
Includes 1,212 shares of Series A preferred stock held by Glenhill Capital LP and 152 shares of Series A preferred stock held by Glenhill Capital Overseas Partners Ltd., which such Series A preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Additionally, includes 649,999 shares of common stock owned by Glenhill Capital LP and 268,001 shares of common stock owned by Glenhill Capital Overseas Partners Ltd.

(18)
Weston Presidio Capital Management II, L.P., which has Michael F. Cronin, Michael P. Lazarus, James B. McElwee, Carlo A. von Schroeter and Philip W. Halperin as general partners, is the general partner of Weston Presidio Capital II, L.P. Each of Weston Presidio Capital Management II, L.P., its general partners and Weston Presidio Capital II, L.P. have shared voting and investment power over the shares held by Weston Presidio Capital II, L.P.

(19)
Includes 1,430,030 shares of common stock held by J. P. Morgan Partners (SBIC), LLC, 66,505 shares of common stock held by J.P. Morgan Partners (BHCA), L.P. and 10,561 shares of common stock held by Chemical Investments, Inc. J. P. Morgan Partners (SBIC), LLC is a wholly-owned subsidiary of J.P. Morgan Partners (BHCA), L.P., which is indirectly controlled by J.P. Morgan Chase & Co. Various executive officers of Chemical Investments, Inc. are executive officers of J. P. Morgan Partners (SBIC), LLC.

(20)
Includes 283,334 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Bazzone, 500 shares of common stock held jointly by Mr. Bazzone and Jill S. Bazzone, the wife of Mr. Bazzone, and 450 shares of common stock held by Ms. Bazzone.

(21)
Includes 81,526 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Hemmig. Also includes 2,800 shares of common stock held by Kristen Hemmig, 2,800 shares of common stock held by Karin Hemmig, 2,800 shares of common stock held by Kimberly Hemmig and 2,800 shares of common stock held by Karolyn Hemmig, each of whom is Mr. Hemmig's daughter.

(22)
Includes 73,828 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Camp.

(23)
Includes 95,961 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Ball. Pursuant to an agreement between Mr. Ball and Desai Capital Management Incorporated, Desai Capital Management Incorporated is the beneficial owner of 21,000 shares of these 95,961 shares of common stock subject to options exercisable within 60 days of May 21, 2003 and Mr. Ball disclaims beneficial ownership of such 21,000 shares.

(24)
Includes 25,000 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Shahan.

(25)
Includes 15,000 shares of common stock subject to options exercisable within 60 days of May 21, 2003 held by Mr. Tate.

(26)
Includes shares held in the name of or represented by Mark J. Schwartz, Stephen J. Gordon, Gary G. Friedman, Glenn J. Krevlin, Raymond C. Hemmig, Robert E. Camp, Damon H. Ball, Thomas M. Bazzone, John W. Tate and Kevin W. Shahan. Vivian C. Macdonald does not beneficially own any shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding our compensation plans under which equity securities are authorized for issuance to our employees or non-employees, including our directors, as of February 1, 2003:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,382,120	$6.82	2,331,039	(2)
Equity compensation plans not approved by security holders	783,336	$4.81	379,999
Total	4,165,456	$6.44	2,711,038	(2)

(1)
Under our 1998 Stock Incentive Plan, as amended and restated, subject to adjustment upon changes in capitalization of the company by reason of stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, the maximum aggregate number of shares of common stock reserved for issuance under the plan will automatically be increased on the first trading day of each calendar year by an amount equal to the lesser of three percent 3% of the total number of shares of common stock outstanding on the last trading day of the preceding calendar year, or 966,202 shares of common stock.

(2)
The amount includes: 2,299,645 shares of common stock available for future issuance under our 1998 Stock Incentive Plan, as amended and restated, any or all of which shares may be issued by us pursuant to a stock issuance program under the plan; and 31,394 shares of common stock available for future issuance under our 1998 Employee Stock Purchase Plan, although participation under the plan was suspended indefinitely as of August 30, 2002.

        The following is a description of the material features of our equity compensation plans that were not approved by our stockholders:

Stock Option Program for Options Granted or to Be Granted Pursuant to Notices of Grant of Stock Option and Stock Option Agreements

        In May 2001, our board of directors adopted a stock option program (the "Program") outside of our 1998 stock incentive plan pursuant to which options exercisable for up to 1,000,000 shares of common stock may be granted. Under the Program, the board of directors authorized a special purpose committee of the board of directors to administer the Program. The special purpose committee may make non-statutory stock option grants to individuals as inducements to enter employment with the company or, to the extent otherwise allowed under Nasdaq rules, as inducements to continue their employment with the company, provided that in either case the terms of such grants are substantially similar to the terms of the stock option grants made pursuant to the 1998 stock incentive plan. However, the special purpose committee may not grant an option to acquire more than 50,000 shares to any one individual. Additionally, under the Program, options may be granted with an exercise price below the market price on The Nasdaq National Market on the date of grant, provided the special purpose committee first obtains approval of such grants from either our board of directors or the compensation committee. In no event may any option have an exercise price less than $2.00 per share.

Vesting, exercise prices and other terms of the options are fixed by the special committee. Generally, options vest in one-third increments over a three-year period and have a term of not more than ten years from the grant date. Our board of directors or the compensation committee may, in either's sole discretion and at any time, restrict or withdraw from the special purpose committee, as to any particular matters or categories of matters, the authority to make any or particular option grants under the Program.

Stock Option Agreement with Gary G. Friedman

        On March 18, 2001, our board of directors approved the grant of a non-statutory stock option to our Chief Executive Officer, Gary G. Friedman, to acquire 200,000 shares common stock at an exercise price of $6.00 per share. One-third of the shares shall vest upon completion of each year of service by Mr. Friedman to the company. The option will expire on March 17, 2011.

REPORT OF THE AUDIT COMMITTEE

        The audit committee report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

        The audit committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the company's independent auditors. Additionally, the audit committee must preapprove all audit and non-audit services performed by the company's independent auditors. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The company's independent auditors, Deloitte & Touche LLP, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. Rather, we rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

        The audit committee hereby reports as follows:

  1.
  The audit committee has reviewed and discussed the audited financial statements with the company's management.

  2.
  The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

  3.
  The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence from the company. When considering Deloitte & Touche LLP's independence, the audit committee considered whether their provision of services to the company beyond those rendered in connection with their audit and review of the company's consolidated financial statements was compatible with maintaining their independence. The audit committee also has reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

  4.
  Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to the company's board of directors the audited financial statements included in the company's annual report on Form 10-K for the fiscal year ended February 1, 2003, that was filed with the Securities and Exchange Commission on May 2, 2003.

        Submitted by the audit committee of the board of directors for the fiscal year ended February 1, 2003:

Damon H. Ball John W. Tate Robert E. Camp Raymond C. Hemmig Glenn J. Krevlin

Audit and Other Fees

  •
  Audit Fees

          The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the company's annual financial statements for the fiscal year ended February 1, 2003 and for the reviews of the financial statements included in the company's quarterly reports on Form 10-Q for that fiscal year were $1,436,438.

  •
  Financial Information Systems Design and Implementation Fees

          There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, for the fiscal year ended February 1, 2003.

  •
  All Other Fees

          The aggregate fees billed by Deloitte for services rendered to the company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended February 1, 2003 were $324,961. These other non-audit fees consisted principally of tax-related and loss prevention services.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The firm of Deloitte & Touche LLP has been retained as our independent auditors for the fiscal year ending January 31, 2004, and our board of directors is asking our stockholders to ratify this selection.

        In the event our stockholders fail to ratify the selection of Deloitte & Touche LLP, our board of directors or our audit committee will reconsider the selection. Even if the selection is ratified, our board of directors or our audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if our board or audit committee believes that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of our common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, represented by proxy or voting in person and entitled to vote at the annual meeting, is required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker "non-votes" are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Presence at the Meeting

        A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from the stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2004.

ANNUAL REPORT

        A copy of our annual report for the fiscal year ended February 1, 2003 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference into this proxy statement.

FORM 10-K

        We filed an annual report on Form 10-K for the fiscal year ended February 1, 2003 with the Securities and Exchange Commission. Stockholders may obtain a copy of the annual report on Form 10-K, without charge, by visiting our website at www.restorationhardware.com under "Company Info—Investor Relations" or by writing to our Secretary, Kevin W. Shahan, at our principal executive offices located at 15 Koch Road, Suite J, Corte Madera, California 94925.

OTHER MATTERS

        We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the proxyholders to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to mark, date, sign and return the enclosed proxy in the accompanying reply envelope.

RESTORATION HARDWARE, INC.

Dated: June 2, 2003
Corte Madera, California

ANNEX A

THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS
OF
RESTORATION HARDWARE, INC.

CHARTER

I.     PURPOSE

        The Audit Committee (the "Committee") is established by and amongst the Board of Directors (the "Board") of Restoration Hardware, Inc. (the "Company") for the primary purpose of assisting the Board in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Committee shall also review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD") applicable to Nasdaq-listed issuers.

        Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee should also provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing function, if any, and the Board.

        The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

        The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditor and to any advisers that the Committee chooses to engage.

        The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.    COMPOSITION AND MEETINGS

        The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director (as defined by all applicable rules and regulations), shall not own or control, directly or indirectly, 20% or more of the Company's voting securities, or such lower measurement as may be established by the SEC in rulemaking under Section 301 of the Sarbanes-Oxley Act of 2002, and shall be free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall be a "financial expert" in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Members of the Committee may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

        Members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, members of the Committee may designate a Chair by majority vote of the full Committee membership.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. To the extent practical and appropriate, each regularly scheduled meeting should conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should, to the extent practical and appropriate, meet periodically with management, the director of the internal auditing function, if any, and the independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

III.  RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports/Accounting Information Review

1.
Review this Charter periodically, and no less frequently than annually, and recommend to the Board any necessary amendments as conditions dictate.

2.
Review and discuss with management the Company's annual financial statements, including the Management's Discussion and Analysis proposed to be included in the Company's Annual Report on Form 10-K, quarterly financial statements, and all internal controls reports (or summaries thereof), if any. To the extent practical and appropriate, review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditor (or summaries thereof).

3.
Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditor each Quarterly Report on Form 10-Q prior to its filing.

4.
Have one or more members of the Committee, in particular if reasonably available the Chairman of the Committee, review, before release, the unaudited operating results in the Company's quarterly earnings release and/or discuss the contents of the Company's quarterly earnings release with management.

5.
Have one or more members of the Committee, in particular if reasonably available the Chairman of the Committee, review, before release, any non-GAAP or "pro forma" financial information, guidance or revised guidance to be included in a press release of the Company.

6.
To the extent practical and appropriate, review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department, if any, and management's response.

Independent Auditor

7.
Appoint (subject to shareholder ratification, if applicable), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditor in the event that they arise. The Board and Committee are in place to represent the Company's stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and Committee as representatives of the Company's stockholders. Consider whether the auditor's performance of permissible nonaudit services is compatible with the auditor's independence.

8.
Review with the independent auditor when appropriate any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report; obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934; and hold discussions with the independent auditor, at least prior to the filing of the independent auditor's audit report with the SEC pursuant to federal securities laws, regarding the following:

•
all critical accounting policies and practices to be used;

•
all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•
other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences;

•
an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements, and the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented;

•
any significant changes required in the independent auditor's audit plan;

•
other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards; and

•
any other relevant reports, including regular internal financial reports prepared by management of the Company and any internal auditing department, or other financial information.

9.
Review the independence of the independent auditor, including a review of management consulting services, and related fees, provided by the independent auditor. The Committee shall require that the independent auditor at least annually provide a formal written statement delineating all relationships between the independent auditor and the Company consistent with the rules of the NASD applicable to Nasdaq-listed issuers and request information from the independent auditor and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the independent auditor in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

10.
Review and preapprove all audit, review or attest engagements of, and nonaudit services to be provided by, the independent auditor (other than with respect to the de minimis exception permitted by the Sarbanes-Oxley Act of 2002 and the SEC rules promulgated thereunder). Establish and maintain preapproval policies and procedures relating to the engagement of the independent auditor to render services, provided the policies and procedures are detailed as to the particular service and the Committee is informed of each service and such policies and procedures do not include delegation of the Committee's responsibilities under the Securities Exchange Act of 1934 to management. The preapproval duty may be delegated to one or more designated members of the Committee with any such preapproval reported to the Committee at its next regularly scheduled meeting. Any such designated member(s) of the Committee shall also have the authority to approve nonaudit services, already commenced by the independent auditor, if (i) the aggregate amount of all such services provided constitutes no more than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the services are provided, (ii) such services were not recognized by the Company at the time of the engagement to be nonaudit services and (iii) such services are promptly brought to the attention of the Committee and approved by such designated member(s) prior to the completion of the audit. Approval of nonaudit services and preapproval policies and procedures shall be disclosed in the Company's Annual Report on Form 10-K and annual proxy statement.

Financial Reporting Processes and Accounting Policies

11.
In consultation with the independent auditor and the internal auditors, if any, review the integrity of the organization's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

12.
Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13.
To the extent not otherwise approved by another committee or comparable body of the Board, review and approve all related party transactions (consistent with the rules of the NASD applicable to Nasdaq-listed issuers).

14.
Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

15.
Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

16.
Review and concur with management on the scope and responsibilities of an internal auditing department and on the appointment, replacement, reassignment or dismissal of an internal auditing department manager or director.

Other Responsibilities

17.
Review with the independent auditor, the internal auditing department, if any, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

18.
Prepare the report that the SEC requires be included in the Company's annual proxy statement.

19.
To the extent appropriate or necessary, review the rationale for employing audit firms other than the principal independent auditor and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

20.
Establish, review and update periodically a code of ethics and ensure that management has established a system to enforce this code. Ensure that the code is in compliance with all applicable rules and regulations. Review management's monitoring of the Company's compliance with the organization's code of ethics.

21.
Perform any other activities consistent with this Charter, the Company's Amended and Restated Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

RESTORATION HARDWARE, INC.

PROXY FOR SERIES A PREFERRED STOCK

Annual Meeting of Stockholders, July 17, 2003

THIS PROXY IS SOLICITED ON BEHALF OF RESTORATION HARDWARE, INC. BY ITS
BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 17, 2003, the proxy statement and all other proxy materials and appoints Stephen J. Gordon and Gary G. Friedman, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Series A preferred stock of Restoration Hardware, Inc. (either as such or on an as converted to common stock basis) which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 17, 2003, at 9:30 a.m. Pacific Daylight Savings Time at the company's corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

[SEE REVERSE SIDE]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	[SEE REVERSE SIDE]

☒    Please mark votes as in this example.

        The board of directors recommends a vote "FOR" the director nominees listed below and a vote "FOR" the other proposal listed below. This proxy, when properly executed, will be voted as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSAL LISTED BELOW.

1.
Election of directors to serve for a three-year term ending in the year 2006 or until their successors are duly elected and qualified:

  Nominees: (01) Robert E. Camp, (02) John W. Tate and (03) Mark J. Schwartz

FOR ALL NOMINEES ☐	☐ WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above.
2.
Ratify the selection of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending January 31, 2004:
FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

        Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

RESTORATION HARDWARE, INC.

PROXY FOR COMMON STOCK

Annual Meeting of Stockholders, July 17, 2003

THIS PROXY IS SOLICITED ON BEHALF OF RESTORATION HARDWARE, INC. BY ITS
BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 17, 2003, the proxy statement and all other proxy materials and appoints Stephen J. Gordon and Gary G. Friedman, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Restoration Hardware, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 17, 2003, at 9:30 a.m. Pacific Daylight Savings Time at the company's corporate offices located at 5725 Paradise Drive, Building C, Corte Madera, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

[SEE REVERSE SIDE]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	[SEE REVERSE SIDE]

☒    Please mark votes as in this example.

        The board of directors recommends a vote "FOR" the director nominees listed below and a vote "FOR" the other proposal listed below. This proxy, when properly executed, will be voted as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSAL LISTED BELOW.

1.
Election of directors to serve for a three-year term ending in the year 2006 or until their successors are duly elected and qualified:

  Nominees: (01) Robert E. Camp and (02) John W. Tate

FOR ALL NOMINEES ☐	☐ WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above.
2.
Ratify the selection of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending January 31, 2004:
FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

        Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

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PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2003
MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
COMPARISON OF 55-1/2 MONTH CUMULATIVE TOTAL RETURN
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
ANNUAL REPORT
FORM 10-K
OTHER MATTERS
  ANNEX A
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF RESTORATION HARDWARE, INC. CHARTER
RESTORATION HARDWARE, INC. PROXY FOR SERIES A PREFERRED STOCK
RESTORATION HARDWARE, INC. PROXY FOR COMMON STOCK